Cover Page                                                             424(b)(3)
                                                                        33-89510

EQUI-VEST(R) Employer-Sponsored Retirement Programs

SUPPLEMENT DATED FEBRUARY 1, 2004 TO THE EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS PROSPECTUS DATED MAY 1, 2003


     EQUI-VEST(R) Vantage(SM) for New Jersey
--------------------------------------------------------------------------------

This Supplement adds to and modifies certain information contained in the Prospectus dated May 1, 2003, for the EQUI-VEST(R) Employer-Sponsored Retirement Programs offered by The Equitable Life Assurance Society of the United States ("Prospectus"). Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. You should keep this Supplement with your prospectus. We will send you another copy of any prospectus or supplement, without charge, upon request.

We offer the EQUI-VEST(R) Vantage(SM) for New Jersey contract to fund The Additional Contributions Tax Sheltered Program ("the plan").

EQUI-VEST(R) Vantage(SM) for New Jersey is a group variable deferred annuity contract. Either the plan trustee or the employer will be the EQUI-VEST(R) Vantage(SM) for New Jersey contract holder. Certain rights may be exercised by employees covered under an employer`s plan (the "participants"). These rights will be set forth in a participation certificate provided to each participant. The participant will also be the annuitant. The 12-month period beginning on the participant`s participation date and each 12-month period thereafter is a "participation year." The "participation date" is the date we receive a participant`s properly completed and signed enrollment form and any other required documents at our processing office. "Contract date" is the date following our acceptance of a properly completed and signed application (and other required documents) on which the first participant is enrolled in the contract. The 12-month period beginning on a contract date and each 12-month period after that is a "contract year." The end of each 12-month period is the "contract anniversary." Terms and other provisions not defined or modified in this Supplement are the same as in the Prospectus.(1)

We offer the EQUI-VEST(R) Vantage(SM) for New Jersey contract to purchasers on the same basis and under the same terms and conditions described in the Prospectus as those that apply to EQUI-VEST(R) Series 100 and 200 contracts, except for certain material differences described in this Supplement. This Supplement should be read together with the Prospectus. You should be aware that an annuity contract that is a Tax Sheltered Annuity (TSA), such as the EQUI-VEST(R) Vantage(SM) for New Jersey, does not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before participating in an EQUI-VEST(R) Vantage(SM) for New Jersey TSA, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of this annuity with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information," in the Prospectus).

                                  ----------

See "Tax information" in the Prospectus for a more detailed discussion of sources of contributions, certain contribution limitations and other tax information for TSA contracts.

Material differences between EQUI-VEST(R) Vantage(SM) for New Jersey and the provisions of the EQUI-VEST(R) Series 100 and 200 contracts described in the Prospectus include the information above as well as the following:

-------
(1) This Supplement distinguishes between "contract" and "participation certificate" as well as "contract holder" and "participant" when describing the EQUI-VEST(R) Vantage(SM) for New Jersey product. The Prospectus does not make these distinctions and generally uses the terms "you" and "your" when referring to the person who has the right or responsibility that the Prospectus is discussing at that point, and to "contract" when referring to the participation certificate or contract that includes the right being discussed.

   For use with the New Jersey Additional Contributions Tax Sheltered Program

                                                                          X00585

1. THE FOLLOWING IS ADDED TO "EQUI-VEST(R) EMPLOYER-SPONSORED RETIREMENT PROGRAMS AT A GLANCE -- KEY FEATURES" UNDER "FEES AND CHARGES" ON PAGE 10 OF THE PROSPECTUS:

--------------------------------------------------------------------------------
FEES AND CHARGES FOR
EQUI-VEST(R) VANTAGE(SM)  o Separate account charge deducted daily on amounts
FOR NEW JERSEY              invested in variable investment options: 0.70%.

                          o Annual administrative charge: There is no annual
                            administrative charge.

                          o Charge for third-party transfer (such as in the case
                            of a direct transfer of the account value to another 403(b) arrangement ("employer-designated funding vehicle") or a transfer or direct rollover to another contract or custodial arrangement that meets the requirements of Section 403(b)(1) or Section 403(b)(7) of the Internal Revenue Code respectively or such other qualified plan or arrangement as permitted by applicable law, or a direct rollover to a traditional IRA contract): $25 current ($65 maximum) per occurrence per participant.

                          o No sales charge deducted at the time contributions
                            are made.

                          o Withdrawal charge: There is no withdrawal charge.

                          o Annual expenses of EQ Advisors Trust and AXA Premier
                            VIP Trust (the "Trusts") portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.10% to 0.90% annually, 12b-1 fees of 0.25% annually, and other expenses. In addition, the AXA Moderate Allocation Portfolio will invest in shares of other Portfolios of the EQ/Advisors Trust and AXA Premier VIP Trust (the "Underlying Portfolios"). Therefore, the AXA Moderate Allocation Portfolio will, in addition to its own expenses such as management fees, bear its pro rata share of the fees and expenses incurred by the Underlying Portfolios and the investment return of the AXA Moderate Allocation Portfolio will be reduced by the Underlying Portfolio's expenses. The anticipated range of expenses expected to be incurred in connection with the AXA Moderate Allocation Portfolio's investments in Underlying Portfolios is set forth in the AXA Premier VIP Trust prospectus.
--------------------------------------------------------------------------------

2.   PORTFOLIOS OF THE TRUSTS

The following Variable Investment Options are available under the contract.

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the EQUI-VEST(R) Vantage(SM) for New Jersey contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

Equitable Life serves as the investment manager of the Portfolios of the EQ Advisors Trust and the AXA Premier VIP Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio.

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                    Objective                                            Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION*          Seeks long-term capital appreciation and             o Equitable Life
                                  current income.
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                    Objective                                            Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE    Seeks capital appreciation.                          o Alliance Capital Management L.P.,
                                                                                         through its Bernstein Investment Research
                                                                                         and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY               Seeks long-term capital appreciation.                o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                             and Brown Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name              Objective                                                      Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX         Seeks a total return before expenses that approximates         o Alliance Capital Management L.P.
                            the total return performance of the S&P 500 Index,
                            including reinvestment of dividends, at a risk level
                            consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP               Seeks long-term capital growth.                                o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. MORGAN CORE BOND    Seeks to provide a high total return consistent with           o J.P. Morgan Investment Management Inc.
                            moderate risk of capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH   Seeks long-term growth of capital.                             o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET             Seeks to obtain a high level of current income, preserve its   o Alliance Capital Management L.P.
                            assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL    Seeks capital appreciation.                                    o Merrill Lynch Investment Managers
 VALUE**                                                                                     International Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the          o Alliance Capital Management L.P.
                            deduction of Portfolio expenses) the total return of the
                            Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------

Other important information about the portfolios is included in the prospectuses for each Trust that accompany this Prospectus.
* The name of the EQ/Balanced Portfolio has been changed to the AXA Moderate Allocation Portfolio.
** The name of the EQ/Putnam International Equity Portfolio has been changed to EQ/Mercury International Value Portfolio.

3. THE FOLLOWING TABLE AND EXAMPLE ARE ADDED BEFORE "CONDENSED FINANCIAL INFORMATION" ON PAGE 16 OF THE PROSPECTUS:


FEE TABLE

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the EQUI-VEST(R) Vantage(SM) for New Jersey contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Supplement.

The first table describes fees and expenses that you will pay at the time that you surrender the contract, purchase a Variable Immediate Annuity payout option or make certain transfers and rollovers. Charges for certain features shown in the fee table are mutually exclusive.


------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of the amount withdrawn (deducted
when you surrender your contract or make certain withdrawals)                              0%

Charge if you elect a Variable Immediate Annuity payout option                             $350

Charge for third-party transfer or direct rollover                                         $65 maximum per participant for each
                                                                                           occurrence; currently $25 per participant
                                                                                           for each occurrence.

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying trust portfolio fees and expenses.


------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Separate account charge(1)                                                                 0.70%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge                                                       $0
------------------------------------------------------------------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the portfolio's net asset value each day. Therefore, they reduce the investment return of the portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each portfolio's fees and expenses is contained in the Trust prospectus for the portfolio.

------------------------------------------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2002 (expenses that are deducted             Lowest           Highest
from portfolio assets including management fees, 12b-1 fees, service fees,                 ------           -------
and/or other expenses)(2)                                                                   0.57%            2.07%

Notes:

(1) For mortality and expense risks, and administrative and financial accounting expenses. A portion of this charge is for providing the death benefit.

(2) Equitable Life, the manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain portfolios, which are effective through April 30, 2004. Under these agreements Equitable Life has agreed to waive or limit its fees and assume other expenses of certain portfolios, if necessary, in an amount that limits each affected portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. See the prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions each EQ Advisors Trust Portfolio and each AXA VIP Trust portfolio pays is used to reduce the portfolio's expenses. If the above table reflected these expense limitation arrangements and the portion of the brokerage commissions used to reduce portfolio expenses, the lowest and highest figures would be as shown in the table below.

--------------------------------------------------------------------------------
   Total Annual Portfolio Operating Expenses
   for 2002 (expenses that are deducted from
   portfolio assets including management            Lowest     Highest
   fees, 12b-1 fees, service fees, and/or           ------     -------
   other expenses) after expense cap                 0.35%      1.25%

   Total Annual Portfolio Operating Expenses
   for 2002 (expenses that are deducted from
   portfolio assets including management
   fees, 12b-1 fees, service fees, and/or
   other expenses) after expense cap and after       0.35%      1.24%
   a portion of the brokerage commissions that
   the portfolio pays is used to reduce the
   portfolio's expenses.

EXAMPLE: EQUI-VEST(R) VANTAGE(SM) FOR NEW JERSEY CONTRACTS

This example is intended to help you compare the cost of investing in the EQUI-VEST(R) Vantage(SM) for New Jersey contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying Trust fees and expenses.

The example below shows the expenses that a hypothetical certificate holder would pay in the situations illustrated.

We assume that the Contract Year and Participation Year are the same. For a complete description of portfolio charges and expenses, please see the prospectuses for each Trust.

The fixed maturity options and the guaranteed interest option are not covered by the fee table and example. However, the third-party transfer or direct rollover charge and the charge if you elect a Variable Immediate Annuity payout option do apply to amounts in the fixed maturity options and the guaranteed interest option. A market value adjustment (up or down) will apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

This example should not be considered a representation of past or future expenses for any option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

The example assumes that you invest $10,000 in the contract for the time periods indicated. The example also assumes that your investment has a 5% return each year and assumes the highest and lowest fees and expenses of any of the underlying Trust portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If you surrender your contract at the end of the applicable time period:

              1 year     3 years       5 years      10 years
Lowest       $133.35     $414.90      $  717.47    $1,576.47
Highest      $290.85     $890.93      $1,516.37    $3,198.08

If you annuitize at the end of the applicable time period:

              1 year     3 years       5 years      10 years
Lowest       $483.35    $  764.90     $1,067.47    $1,926.47
Highest      $640.85    $1,240.93     $1,866.37    $3,548.08

If you do not surrender your contract at the end of the applicable time period:

              1 year     3 years       5 years      10 years
Lowest       $133.35     $414.90      $  717.47    $ 1,576.47
Highest      $290.85     $890.93      $1,516.37    $ 3,198.08

CONDENSED FINANCIAL INFORMATION

Please see the Appendix at the end of this Supplement for the unit values and number of units outstanding as of the period shown for each of the variable investment options, available as of December 31, 2002.


4.  THE FOLLOWING INFORMATION IS ADDED TO THE CHART IN THE SECTION ENTITLED
    "HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS AT PAGE 17:

------------------------------------------------------------------------------------------------------------------------------------
 Contract type    Source of contributions                                    Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------
EQUI-VEST(R)     o Salary Reduction Contributions (Elective Deferral         o For 2003, maximum amount of employee contributions
Vantage(SM) for    Contributions): Contributions under a salary                is generally the lesser of 100% of compensation or
New Jersey         reduction agreement that an employee enters into            maximum salary reduction contribution of $12,000.
                   with the Employer under the Plan.
                                                                             o Rollover or direct transfer contributions after age
                 o Rollover Contributions: Contributions of eligible           70-1/2 must be net of required minimum distributions.
                   rollover distributions directly or indirectly from
                   another eligible retirement arrangement.                  o If your employer`s plan permits, additional salary
                                                                               reduction catch-up contributions totalling up to
                 o After Tax Contributions: Amounts reported by the            $2,000 can be made where you are at least age 50 at
                   Employer as having after-tax consequences under             any time during 2003.
                   the Code.
                                                                             o Different sources of contributions and earnings may
                 o Direct Transfer Contributions: Amounts directly             be subject to withdrawal restrictions.
                   transferred from another 403(b) arrangement
                   pursuant to Revenue Ruling 90-24.                         o We currently do not accept rollovers of after tax
                                                                               funds except as direct rollovers from 403(b) plans
                 o Additional "catch-up" contributions.                        (we separately account for these rollover
                                                                               contributions).
------------------------------------------------------------------------------------------------------------------------------------

5. THE LAST SENTENCE OF THE SECOND PARAGRAPH FOLLOWING THE CHART UNDER "HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS AT PAGE 18 IS REPLACED IN ITS ENTIRETY BY THE
     FOLLOWING:

We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life accumulation annuities in which a participant has an interest would then total more than $2,500,000.

6. THE FIRST PARAGRAPH UNDER "OWNER AND ANNUITANT REQUIREMENTS" IN "CONTRACT FEATURES AND BENEFITS" IN THE PROSPECTUS AT PAGE 19 IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:

For the following employer-funded programs, the employee must be the owner and the annuitant on the contract: SEP-IRA, SARSEP-IRA, SIMPLE-IRA, TSA, University TSA (other than EQUI-VEST(R) Vantage(SM) for New Jersey contracts) and Annuitant HR-10.

7. THE FINAL PARAGRAPH IN "CONTRACT FEATURES AND BENEFITS" UNDER "GUARANTEED INTEREST OPTION," AT PAGE 23 IN THE PROSPECTUS IS DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING PARAGRAPH:

"The minimum yearly guaranteed interest rate for 2003 is equal to the lifetime minimum guaranteed interest rate of your contract. Your lifetime minimum guaranteed interest rate is 1.5%. The minimum yearly guaranteed interest rate will never be less than the lifetime minimum guaranteed interest rate. Current rates will never be less than the minimum yearly guaranteed interest rate."

8. THE FIRST TWO BULLETS UNDER THE SECTION "SELECTING YOUR INVESTMENT METHOD" IN THE PROSPECTUS BEGINNING ON PAGE 24 DO NOT APPLY TO EQUI-VEST(R) VANTAGE(SM) FOR NEW JERSEY.

     THE THIRD BULLET DISCUSSION IS DELETED IN ITS ENTIRETY FOR EQUI-VEST(R) VANTAGE(SM) FOR NEW JERSEY CONTRACTS AND REPLACED WITH THE FOLLOWING:

o TEMPORARY REMOVAL OF TRANSFER RESTRICTIONS. From time to time, we may remove certain restrictions that apply. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. Currently, the transfer restrictions from the Guaranteed Interest Option are waived.

9. THE SEVENTH BULLET IN "TRANSFERRING YOUR ACCOUNT VALUE" UNDER "TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS" IN THE PROSPECTUS AT PAGE 27 IS DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:

o The maximum amount that may be transferred from the guaranteed interest option to any investment option in any participation year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior participation year; or

(b) the sum of the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options plus amounts withdrawn from the contract, which include any amounts directly transferred from the contract to another 403(b) arrangement pursuant to Revenue Ruling 90-24 in the prior participation year (other than amounts that were withdrawn as a result of a distributable event as set forth in the contract); or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current participation year.

These limitations are more fully described in your participation certificate.

o We reserve the right to not permit transfers into the guaranteed interest option in the first participation year. After the first participation year, we also reserve the right to prohibit a transfer into the guaranteed interest option if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.


10. A NEW SUBSECTION IS ADDED UNDER "ACCESSING YOUR MONEY" AT PAGE 29 OF THE PROSPECTUS AS FOLLOWS:

RESTRICTIONS ON WITHDRAWALS FROM THE GUARANTEED INTEREST OPTION:

The maximum amount that may be withdrawn from the guaranteed interest option in any participation year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior participation year; or

(b) the sum of the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options plus amounts withdrawn from your account balance under the contract, which include any amounts directly transferred from your account balance under the contract to another 403(b) arrangement pursuant to Revenue Ruling 90-24 in the prior participation year (other than amounts that were withdrawn as a result of a distributable event as set forth in the contract); or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current participation year.

These limitations are more fully described in your participation certificate.


11. THE FOLLOWING IS ADDED AS A NEW SECTION AFTER "DEATH BENEFIT" IN "PAYMENT OF DEATH BENEFIT" AT PAGE 39 IN THE PROSPECTUS:

HOW WITHDRAWALS AFFECT THE MINIMUM DEATH BENEFIT

Each withdrawal you make will reduce the amount of your current minimum death benefit on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current minimum death benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new minimum death benefit after the withdrawal would be $24,000 ($40,000-$16,000).


12. THE FOLLOWING IS ADDED AS THE LAST SENTENCE OF THE FIRST PARAGRAPH UNDER "LOANS UNDER TSA, GOVERNMENTAL EDC AND CORPORATE TRUSTEED CONTRACTS" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 30:

Any participant loan requests require contract holder approval.


13. THE FOLLOWING IS ADDED AFTER THE SECTION ENTITLED "TERMINATION" IN "ACCESSING YOUR MONEY" IN THE PROSPECTUS AT PAGE 30:

EQUI-VEST(R) VANTAGE(SM) FOR NEW JERSEY TERMINATION OF PARTICIPATION

We may terminate the participant`s participation under the EQUI-VEST(R) Vantage(SM) for New Jersey contract and pay that participant the account value under the certificate if:

(1) the account value under the certificate is less than $500 and that participant has not made contributions under the certificate for a period of three years;

(2) a participant requests a partial withdrawal that reduces the account value under the certificate to an amount of less than $500;

(3) a participant has not made any contributions under the certificate within 120 days from his or her participation date; or

(4) the plan is no longer qualified under Section 403(b) of the Code and the EQUI-VEST(R) Vantage(SM) for New Jersey contract is terminated by us.

We will deduct the amount of any outstanding loan balance from the account value when we terminate a participant`s participation under the contract.

The contract holder may discontinue an EQUI-VEST(R) Vantage(SM) for New Jersey contract. Discontinuance of a contract means that the contract holder will not permit any further salary deferrals to be made under the contract. The participant may, subject to the annual withdrawal restriction from the guaranteed interest option, withdraw any portion of the account value under the certificate and: (i) transfer or directly roll over such amounts to the employer-designated funding vehicle; (ii) directly transfer such amounts to another contract or custodial arrangement that meets the requirements of
Section 403(b)(1) or Section 403(b)(7) of the Internal Revenue Code respectively; (iii) directly roll over such amounts to another eligible retirement plan (iv) retain such amounts, if permitted under federal tax law; or (v) maintain such account value with us.

An EQUI-VEST(R) Vantage(SM) for New Jersey contract may be terminated only after all participation under the contract is terminated.


14. THE FOLLOWING IS ADDED AFTER THE INFORMATION UNDER "FOR ALL SERIES ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS" IN "CHARGES AND EXPENSES" IN THE PROSPECTUS AT PAGE 36:


CHARGES UNDER EQUI-VEST(R) VANTAGE(SM) FOR NEW JERSEY CONTRACTS


CHARGE AGAINST THE SEPARATE ACCOUNT

We deduct this charge against the assets in the separate account to compensate us for mortality and expense risks, as well as administrative and financial accounting expenses under the contract. The charge is deducted daily at an annual rate of 0.70% of daily net assets attributable to all certificates under the group contract.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity benefits than we planned. We assume a mortality risk to the extent that at the time of death, the guaranteed death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. To the extent that the mortality and expense risk charges are not needed to cover the actual expenses incurred, they may be considered an indirect reimbursement for certain sales and promotional expenses relating to the contracts. A participant`s participation certificate will set forth the applicable separate account charge.

We will determine the separate account charge pursuant to our established actuarial procedures, and will not discriminate unreasonably or unfairly against participants under any EQUI-VEST(R) Vantage(SM) for New Jersey contracts.


CHARGE FOR THIRD-PARTY TRANSFER OR ROLLOVER

We deduct a charge for third-party transfer (such as in the case of (i) a direct transfer of the account value to another employer-designated funding vehicle or (ii) a transfer or direct rollover to another contract or custodial arrangement that meets the requirements of Section 403(b)(1) or Section 403(b)(7) of the Internal Revenue Code respectively or (iii) a direct rollover to another eligible retirement plan. This charge is currently $25 ($65 maximum) per occurrence per participant.


15. THE FIRST BULLET UNDER "CONTRIBUTIONS TO TSAS" IN "TAX INFORMATION" UNDER "TAX-SHELTERED ANNUITY ARRANGEMENTS (TSAS)" IN THE PROSPECTUS AT PAGE 42 IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:

o Annual contributions made through the employer`s payroll, as salary reduction contributions;


16. THE FOLLOWING IS ADDED AT THE END OF THE FIRST PARAGRAPH IN "DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS" UNDER "WITHDRAWAL RESTRICTIONS" IN "TAX INFORMATION" IN THE PROSPECTUS AT PAGE 43:

The plan may also impose withdrawal restrictions on employer contributions, if any, and related earnings.

17. THE SECOND PARAGRAPH IN "DISTRIBUTIONS FROM QUALIFIED PLANS AND TSAS" UNDER "WITHDRAWAL RESTRICTIONS" IN "TAX INFORMATION" IN THE PROSPECTUS AT PAGE 43 IS REPLACED IN ITS ENTIRETY BY THE FOLLOWING:

For amounts that were directly transferred to this contract in a Revenue Ruling 90-24 transfer from another annuity contract, these withdrawal restrictions will not apply to 403(b) account values attributable to salary reduction contributions to the contract and earnings on December 31, 1988 or to account values attributable to employer contributions if properly reported to us at the time of the transfer.


18. INVESTMENT PERFORMANCE. Page 61 of the Prospectus describes certain measurements of investment performance of the variable investment options and/or the portfolios in which they invest. The table following that discussion may be of general interest. Since charges under the EQUI-VEST(R) Vantage(SM) for New Jersey contract, as well as the series of contracts described in the Prospectus, vary, the table on page 62 of the Prospectus assume for the highest charges that might apply. The maximum charges that might apply under the EQUI-VEST(R) Vantage(SM) for New Jersey contract are lower than the charges used in computing the investment performance in the Prospectus table.

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The following tables show the accumulation unit values and the number of outstanding units for each variable investment option under each contract series at the last business day of the periods shown. The unit values and number of units outstanding are for contracts offered under Separate Account A with the same asset based charge of 0.70%. The information presented is shown for the past ten years, or from the first year the particular contracts were offered if less than ten years ago.

EQUI-VEST(R) VANTAGE(SM) FOR NEW JERSEY CONTRACTS

THE UNIT VALUES AND NUMBERS OF UNITS OUTSTANDING SHOWN BELOW ARE FOR CONTRACTS OFFERED UNDER SEPARATE ACCOUNT A WITH THE SAME DAILY ASSET CHARGE OF 0.70%. UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS OFFERED FOR THE FIRST TIME ON OR AFTER DECEMBER 31, 2002.


--------------------------------------------------------------------------------
                                                For the year ending December 31,
                                                              2002
--------------------------------------------------------------------------------
 EQ/BALANCED*
--------------------------------------------------------------------------------
  Unit value                                                $ 89.58
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --
--------------------------------------------------------------------------------
 EQ/BERNSTEIN DIVERSIFIED VALUE
--------------------------------------------------------------------------------
  Unit value                                                $ 82.19
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --
--------------------------------------------------------------------------------
 EQ/CALVERT SOCIALLY RESPONSIBLE
--------------------------------------------------------------------------------
  Unit value                                                $ 64.32
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --
--------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------
  Unit value                                                $ 63.97
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --
--------------------------------------------------------------------------------
 EQ/FI MID CAP
--------------------------------------------------------------------------------
  Unit value                                                $ 69.75
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --
--------------------------------------------------------------------------------
 EQ/J.P. MORGAN CORE BOND
--------------------------------------------------------------------------------
  Unit value                                                $107.78
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --
--------------------------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
--------------------------------------------------------------------------------
  Unit value                                                $ 44.53
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --
--------------------------------------------------------------------------------
 EQ/MONEY MARKET
--------------------------------------------------------------------------------
  Unit value                                                $110.53
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --
--------------------------------------------------------------------------------
 EQ/PUTNAM INTERNATIONAL EQUITY**
--------------------------------------------------------------------------------
  Unit value                                                $ 77.18
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --
--------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
--------------------------------------------------------------------------------
  Unit value                                                $ 82.10
--------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --
--------------------------------------------------------------------------------

* The name of the EQ/Balanced Portfolio has been changed to the AXA Moderate Allocation Portfolio.

** The name of the EQ/Putnam International Equity Portfolio has been changed to the EQ/Mercury International Value Portfolio.

           THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
                          1290 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10104
                                 (212) 554-1234


   COPYRIGHT 2003. THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES.
                              ALL RIGHTS RESERVED.
EQUI-VEST IS A REGISTERED SERVICEMARK OF THE EQUITABLE LIFE ASSURANCE SOCIETY
                             OF THE UNITED STATES.

A-2